An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

BLUE SKY GROUP HOLDINGS, INC.

10,000,000

SHARES OF

COMMON STOCK

Minimum Purchase: 200 Shares ($400.00)

Blue Sky Group Holdings, Inc (“Blue Sky Group Holdings, Inc,” “Company,” “we,” or “us.”) is offering for sale a minimum of 1,000,000 shares of common stock and a maximum of 10,000,000 shares of its common stock at a fixed price of $2.00 per share on a “Best Efforts.” If $2,000,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in our non-interest bearing account on or before Dec 31, 2016 (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period. If this minimum offering amount has been deposited by March 31, 2017, the offering may continue until the earlier of May 31, 2017 (which date may be extended at our option) or the date when all shares have been sold. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the OTCBB marketplace and expect to trade under the symbol “BSGH” upon the completion of this offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

	Number of Shares	Price to Public	Underwriting discounts and commissions (1)	Proceeds to issuer (2)
Per share:	1	$2.00	$0.00	$2.00
Total Minimum:	1,000,000	$2,000,000	$0.00	$2,000,000
Total Maximum:	10,000,000	$20,000,000	$0.00	$20,000,000

1.	We do not intend to use commissioned sales agents or underwriters for this offering.
2.	Does not include expenses of the offering, including costs of blue sky compliance, fees or other offering cost. We intend to post our offering information on StartEngine.com, See Plan of Distribution”.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

Blue Sky Group Holdings, Inc.

8017 Glenview Drive Suite A

North Richland Hills, TX 76180

Telephone: 817.616.3651

The date of this Preliminary Offering Circular is Dec 7, 2016

2

OFFERING SUMMARY

The following summary highlights selected information contained in this offering circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this offering circular, including, but not limited to, the risk factors beginning on page 6. References to “we,” “us,” “our,” or the “company” mean Blue Sky Group Holdings, Inc.

Our Company

Blue Sky Group Holdings, Inc.(“Blue Sky or the “Company”), provides loans to mid-grade and high-grade borrowers that are seeking to purchase primary residences. Blue Sky Group Holdings may originate mortgage loans domestically in the U.S. only and at its sole discretion may sell to Fannie Mae, Freddie Mac and Ginnie Mae. Furthermore, Blue Sky Group Holdings Group Holdings originates mortgage loans it intends to sell into the secondary markets through whole loan sales or securitizations. Blue Sky Group Holdings, may also purchase loans out of a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Blue Sky Group Holdings has elected to carry these loans at fair value; furthermore Blue Sky Group Holdings measures our newly originated prime (RML’s) Residential Mortgage Loans held for sale at fair value.

This Offering

Securities offered	Minimum of 1,000,000 shares of common stock ($2,000,000) Maximum of 10,00,000 shares of common stock ($20,000,000)

Common stock outstanding before the offering (1)	20,250,000 shares

Common stock outstanding after the offering	30,250,000 shares

Use of proceeds	The net proceeds of this offering will be used primarily to originate mortgage loans domestically in the U.S. only and at its sole discretion may sell to Fannie Mae, Freddie Mac and Ginnie Mae.

Risk factors	Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this offering circular.

(1)	As of October 20, 2016, we had 20,250,000 shares of common stock outstanding which are held by 2 shareholders; Item 403 of Regulation S-K under Rule 13d-3; we disclose that Chirag Patel currently is the beneficial owner 98.765% of the shares outstanding

3

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Dodd-Frank Act could increase our regulatory compliance burden and associated costs, limit our future capital raising strategies, and place restrictions on certain originations and servicing operations all of which could adversely affect our business, financial condition and results of operations.

On July 21, 2010, President Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) into law. The Dodd-Frank Act represents a comprehensive overhaul of the financial services industry in the United States. The Dodd-Frank Act includes, among other things: (i) the creation of a Financial Stability Oversight Council to identify emerging systemic risks posed by financial firms, activities and practices, and to improve cooperation among federal agencies; (ii) the creation of a Bureau of Consumer Financial Protection (“CFPB”) authorized to promulgate and enforce consumer protection regulations relating to financial products; (iii) the establishment of strengthened capital and prudential standards for banks and bank holding companies; (iv) enhanced regulation of financial markets, including the derivatives and securitization markets; and (v) amendments to the Truth in Lending Act aimed at improving consumer protections with respect to mortgage originations, including originator compensation, minimum repayment standards and prepayment considerations. On July 21, 2011, the CFPB obtained enforcement authority pursuant to the Dodd-Frank Act and began official operations. On October 13, 2011, the CFPB issued guidelines governing how it supervises mortgage transactions, which involves sending examiners to banks and other institutions that service mortgages to assess whether consumers’ interests are protected. On January 11, 2012, the CFPB issued guidelines governing examination procedures for bank and non-bank mortgage originators. The exact scope and applicability of many of these requirements to us are currently unknown as the regulations to implement the Dodd-Frank Act generally have not yet been finalized. These provisions of the Dodd-Frank Act and actions by the CFPB could increase our regulatory compliance burden and associated costs and place restrictions on certain originations and servicing operations, all of which could in turn adversely affect our business, financial condition and results of operations.

The continued deterioration of the residential mortgage market may adversely affect our business, financial condition and results of operations.

Since mid-2007, adverse economic conditions, including high unemployment, have impacted the residential mortgage market, resulting in unprecedented delinquency, default and foreclosure rates, all of which have led to increased loss severities on all types of residential mortgage loans due to sharp declines in residential real estate values. Falling home prices have resulted in higher loan-to-value ratios (“LTVs”), lower recoveries in foreclosure and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase. As LTVs increase, borrowers are left with equity in their homes that is not sufficient to permit them to refinance their existing loans. This may also provide borrowers an incentive to default on their mortgage loan even if they have the ability to make principal and interest payments, which we refer to as strategic defaults. Increased mortgage defaults negatively impact our Servicing Segment because they increase the costs to service the underlying loans and may ultimately reduce the number of mortgages we service.

Adverse economic conditions may also impact our Originations Segment. Declining home prices and increasing LTVs may preclude many potential borrowers, including borrowers whose existing loans we service, from refinancing their existing loans. An increase in prevailing interest rates could decrease our originations volume through our originations channel; this channel focuses predominantly on refinancing existing mortgage loans.

A continued deterioration or a delay in any recovery in the residential mortgage market may reduce the number of mortgages we service or new mortgages we originate, reduce the profitability of mortgages currently serviced by us, adversely affect our ability to sell mortgage loans originated by us or increase delinquency rates. Any of the foregoing could adversely affect our business, financial condition and results of operations.

4

We may experience serious financial difficulties as some mortgage servicers and originators have experienced, which could adversely affect our business, financial condition and results of operations.

Since late 2016, a number of mortgage servicers and originators of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions requiring repurchase in the event of early payment defaults or breaches of representations and warranties regarding loan quality and certain other loan characteristics. Higher delinquencies and defaults may contribute to these difficulties by reducing the value of mortgage loan portfolios and requiring originators to sell their portfolios at greater discounts to par. In addition, the cost of servicing an increasingly delinquent mortgage loan portfolio may rise without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market has also been declining. Overall originations volumes are down significantly in the current economic environment. Any of the foregoing could adversely affect our business, financial condition and results of operations.

We principally service higher risk loans, which exposes us to a number of different risks.

A significant percentage of the mortgage loans we service will be of a significantly Higher Credit Worthiness and eligible to be sold. We may originate higher risk loans, meaning that the loans are to less creditworthy borrowers or for properties the value of which has decreased. These loans are more expensive to service because they require more frequent interaction with customers and greater monitoring and oversight. As a result, these loans tend to have higher delinquency and default rates, which can have a significant impact on our revenues, expenses and the valuation of our MSRs. It may also be more difficult for us to recover advances we are required to make with respect to higher risk loans. In connection with the ongoing mortgage market reform and regulatory developments, servicers of higher risk loans may be subject to increased scrutiny by state and federal regulators or may experience higher compliance costs, which could result in higher servicing costs. We may not be able to pass along any incremental costs we incur to our servicing clients. All of the foregoing factors could therefore adversely affect our business, financial condition and results of operations.

Delinquency rates have a significant impact on our revenues, our expenses and on the valuation of our MSRs as follows:

•	Revenue. An increase in delinquencies will result in lower revenue for loans we service for GSEs because we only collect servicing fees from GSEs for performing loans. Additionally, while increased delinquencies generate higher ancillary fees, including late fees, these fees are not likely to be recoverable in the event that the related loan is liquidated. In addition, an increase in delinquencies lowers the interest income we receive on cash held in collection and other accounts.

•	Expenses. An increase in delinquencies will result in a higher cost to service due to the increased time and effort required to collect payments from delinquent borrowers. It may also result in an increase in interest expense as a result of an increase in our advancingobligations.

•	Liquidity. An increase in delinquencies could also negatively impact our liquidity.

5

Federal, state and local laws and regulations could materially adversely affect our business, financial condition and results of operations.

Federal, state and local governments have recently proposed or enacted numerous laws, regulations and rules related to mortgage loans generally and foreclosure actions in particular. These laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of mortgage loans, permanent forgiveness of debt and increased servicing advances. In some cases, local governments have ordered moratoriums on foreclosure activity, which prevent a servicer or trustee, as applicable, from exercising any remedies they might have in respect of liquidating a severely delinquent mortgage loan. Several courts also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.

In addition, the Federal Housing Finance Agency (the “FHFA”) recently proposed changes to mortgage servicing compensation structures, including cutting servicing fees and channeling funds toward reserve accounts for delinquent loans.

Due to the highly regulated nature of the residential mortgage industry, we are required to comply with a wide array of federal, state and local laws and regulations that regulate, among other things, the manner in which we conduct our servicing and originations business and the fees we may charge. These regulations directly impact our business and require constant compliance, monitoring and internal and external audits. A material failure to comply with any of these laws or regulations could subject us to lawsuits or governmental actions, which could materially adversely affect our business, financial condition and results of operations.

Federal, state and local laws and regulations could materially adversely affect our business, financial condition and results of operations.

Federal, state and local governments have recently proposed or enacted numerous laws, regulations and rules related to mortgage loans generally and foreclosure actions in particular. These laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of mortgage loans, permanent forgiveness of debt and increased servicing advances. In some cases, local governments have ordered moratoriums on foreclosure activity, which prevent a servicer or trustee, as applicable, from exercising any remedies they might have in respect of liquidating a severely delinquent mortgage loan. Several courts also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.

In addition, the Federal Housing Finance Agency (the “FHFA”) recently proposed changes to mortgage servicing compensation structures, including cutting servicing fees and channeling funds toward reserve accounts for delinquent loans.

Due to the highly regulated nature of the residential mortgage industry, we are required to comply with a wide array of federal, state and local laws and regulations that regulate, among other things, the manner in which we conduct our servicing and originations business and the fees we may charge. These regulations directly impact our business and require constant compliance, monitoring and internal and external audits. A material failure to comply with any of these laws or regulations could subject us to lawsuits or governmental actions, which could materially adversely affect our business, financial condition and results of operations.

Because we are required to follow the guidelines of the GSEs with which we do business and are not able to negotiate our fees with these entities for the purchase of our loans, our competitors may be able to sell their loans to GSEs on more favorable terms.

Even though we currently originate conventional agency and government conforming loans, if we intend to originate non-prime mortgage loans, we believe we would be required to pay a higher fee to access the secondary market for selling our loans to GSEs. We believe that because many of our competitors have always originated conventional loans, they are able to sell newly originated loans on more favorable terms than us. As a result, these competitors are able to earn higher margins than we earn on originated loans, which could materially impact our business.

6

Risks Related to Our Organization and Structure

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the completion of this offering, the Initial Stockholder, which is primarily owned by Chirag Patel, Chirag Patel will own approximately 98.5% of our outstanding common stock . As a result, the Initial Stockholder will own shares sufficient for the majority vote over all matters requiring a stockholder vote, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; the amendment of our certificate of incorporation and our bylaws; and our winding up and dissolution. This concentration of ownership may deter or prevent acts that would be favored by our other stockholders. The interests of the Initial Stockholder may not always coincide with our interests or the interests of our other stockholders. This concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of us. Also, the Initial Stockholder may seek to cause us to take courses of action that, in its judgment, could enhance its investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline or stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of share ownership may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Principal Stockholder” and “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.”

We are a Development Stage company with no operations and will rely on our operating subsidiaries to provide us with funds necessary to meet our financial obligations and to pay dividends.

We are a holding company with no material direct operations. Our principal assets are the equity interests we directly or indirectly hold in our operating subsidiaries, which own our operating assets. As a result, we will be dependent on loans, dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations and to pay dividends on our common stock. Our subsidiaries are legally distinct from us and may be prohibited or restricted from paying dividends or otherwise making funds available to us under certain conditions. If we are unable to obtain funds from our subsidiaries, we may be unable to, or our board may exercise its discretion not to, pay dividends.

We do not anticipate paying any dividends on our common stock in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock because we intend to use cash flow generated by operations to grow our business. The indenture governing our senior notes restricts our ability to pay cash dividends on our common stock. We may also enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock. See “Dividend Policy.”

Risks Related to this Offering

An active trading market for our common stock may never develop or be sustained.

Although we have received our NASDAQ SYMBOL RESERVATION CONFIRMATION our request to reserve the ticker symbol “BSGH” for BLUE SKY GROUP HOLDINGS, INC has been approved and will be reserved for us for twenty four months. an active trading market for our common stock may not develop on that exchange or elsewhere or, if developed, that market may not be sustained. Accordingly, if an active trading market for our common stock does not develop or is not maintained, the liquidity of our common stock, your ability to sell your shares of common stock when desired and the prices that you may obtain for your shares of common stock will be adversely affected.

7

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The initial public offering price of our common stock will be determined by negotiation between us and the representatives of the underwriters based on a number of factors and may not be indicative of prices that will prevail in the open market following completion of this offering. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our common stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	variations in our quarterly or annual operating results;

•	changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock after this offering;

•	additions or departures of key management personnel;

•	any increased indebtedness we may incur in the future;

•	announcements by us or others and developments affecting us;

•	actions by institutional stockholders;

•	litigation and governmental investigations;

•	changes in market valuations of similar companies;

•	speculation or reports by the press or investment community with respect to us or our industry in general;

These broad market and industry factors may affect the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months.

As a public company, we will incur additional costs and face increased demands on our management.

As a public company with shares listed on a U.S. exchange, we will need to comply with an extensive body of regulations that did not apply to us previously, including provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes-Oxley Act”), regulations of the SEC and requirements of the NYSE. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, as a result of becoming a public company, we intend to add independent directors, create additional board committees and adopt certain policies regarding internal controls and disclosure controls and procedures. In addition, we will incur additional costs associated with our public company reporting requirements and maintaining directors’ and officers’ liability insurance. We are currently evaluating and monitoring developments with respect to these rules, which may impose additional costs on us and materially affect our business, financial condition and results of operations.

8

‘DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering may lose the entire value of their shares purchased in that each purchased share may have a negative net book value if raise less proceeds than the cost of during the offering. Net book value of existing shareholders’ shares will also decrease if the costs exceed the proceeds received from this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering (as of October 20, 2016):

	Assuming the sale of:
	1,000,000 shares	10,000,000 shares

Offering Price Per Share	$2.00	$2.00

Book Value Per Share Before the Offering	$(0.00)	$(0.00)

Book Value Per Share After the Offering	$0.00	$0.00

Net Increase to Original Shareholders	$0.00	$0.00

Decrease in Investment to New Shareholders	$(0.0)	$(0.0)

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration
1,000,000 shares sold
Existing shareholders	$2.00	20,250,000	100%	Grant
Investors in this offering	$2.00	1,000,000	4.9%	$2,000,000

10,000,000 shares sold
Existing shareholders	$2.00	20,250,000	100%	Grant
Investors in this offering	$2.00	10,000,000	24.5%	$20,000,000

9

USE OF PROCEEDS

We estimate that, at a per share price of $2.00, the net proceeds from the sale of the 10,000,000 shares in this offering will be approximately $20,000,000. If only the minimum number of 1,000,000 shares is sold, the net proceeds will be approximately $2,000,000 before deducting estimated offering expenses.

The net proceeds of this offering will be used primarily to fund the effort for the next stage of our development plan, which is to originate mortgage loans domestically in the U.S. only and at its sole discretion may sell to Fannie Mae, Freddie Mac and Ginnie Mae. This stage is anticipated to take four to six months.

Accordingly, we expect to use the net proceeds as follows:

	Minimum Offering		Maximum Offering
	Amount	Percentage	Amount	Percentage
Origination / Acquisition of Mortgage Loans	$1,000,000	50%	$15,000,000	75%
Infrastructure Development Cost	160,000	8%	1,200,000	6%
Purchase of Commercial Property	300,000	15%	1,800,000	9%
Working capital (1)	540,000	27%	2,000,000	10%

TOTAL	$2,000,000	100.0%	$20,000,000	100.0%

(1)	A portion of working capital will be used for officers’ salaries.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we at our sole discretion may invest the net proceeds of this offering in short-term, interest-bearing securities.

10

The Company

History

The Company was incorporated in Delaware on Sept 26, 2016 and is a development stage company focusing on originating mortgage loans. At Blue Sky Group Holdings, we seek to provide loans to mid-grade and high-grade borrowers that are seeking to purchase primary residences. Among these borrowers, Management has developed the following demographic profile that the Company will continue use for its marketing campaigns and credit guidelines. Much like other mortgage banking firms, the business continually maintain strict controls over its lending procedures to ensure that defaults are kept to an absolute minimum. Blue Sky Group Holdings, may sell the mortgages it originates to Fannie Mae, Freddie Mac and Ginnie Mae.

Below is Management’s average customer profile:

•	Household income of $50,000+
•	FICO Score of 680 or higher
•	Is seeking a mortgage loan of $150,000 to $300,000
•	Has documented income (W-2) or an extended history of independently earned income.

Nonbank mortgage servicers expanded their footprint in agency mortgage servicing rights during the third quarter of 2016, according to a new Inside Mortgage Finance analysis. Overall, there were $6.062 trillion of single-family mortgages outstanding tied to Fannie Mae, Freddie Mac and Ginnie Mae mortgage- backed securities at the end of September according to http://www.insidemortgagefinance.com/

Blue Sky Group Holdings may originate mortgage loans domestically in the U.S. only and at its sole discretion may sell to Fannie Mae, Freddie Mac and Ginnie Mae. Furthermore, Blue Sky Group Holdings Group Holdings originates mortgage loans it intends to sell into the secondary markets through whole loan sales or securitizations. Blue Sky Group Holdings, may also purchase loans out of a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Blue Sky Group Holdings has elected to carry these loans at fair value; furthermore Blue Sky Group Holdings measures our newly originated prime (RML’s) Residential Mortgage Loans held for sale at fair value. Blue Sky Group Holdings also determines the fair value of loans held for investment, net, using internally developed valuation models. These valuation models estimate the exit price Blue Sky Group Holdings expects to receive in the loan’s principal market primarily.

Blue Sky Group Holdings, Inc will grow through three main avenues:

•          The successful marketing and growth of the Company’s financial infrastructure through the acquisition of larger warehouse lines of credit.

•          Continued implementation of streamlined methods for closing and selling loans while conforming to all state and federal level laws.

•          Continue to develop relationships with investors and institutional loan buyers so that the Company can quickly divest its loan and lending assets at a premium while retaining servicing rights for originated financings. This will be achieved once the business acquires its warehouse credit facilities.

•          Blue sky understands that the refinance boom will potentially be declining with HARP coming to an end within the next year and the market shifting a purchase market. While there is still a possibility of an extension and expansion of HARP, we already make preparations for focusing a significant portion of our resources on REO asset management which is positioning Blue Sky Mortgage strongly into the home purchase market. Furthermore, Blue sky mortgage has multiple home builders and realtor contacts that have assured multiple referrals to the company for their client’s needs.

11

Marketing Objectives

•            Continue to establish a strong presence in among the 20 states that the Company will target from the onset of operations.

•            Development of strategic marketing relationships with a number of mortgage brokers, attorneys, and accountants throughout the Company’s targeted Southwestern and Midwestern United States markets.

•            Continue to make substantial reinvestments into the Company’s online visibility.

•            Continue to establish a strong presence in among the 20 states that the Company will target from the onset of operations.

•            Development of strategic marketing relationships with a number of mortgage brokers, attorneys, and accountants throughout the Company’s targeted Southwestern and Midwestern United States markets.

•            Continue to make substantial reinvestments into the Company’s online visibility (via www.blueskymortgageloans.com). At the onset of operations, the Company will develop a network of affiliated mortgage brokers that are licensed within the State of Texas and other Midwestern states in order to drive business to the Company. These agents will be compensated based on loan closings. These individuals will act as independent contractors on behalf of the Company. Additionally, the business will pay for mortgage leads among companies that specialize in lead generation. The Company will use a number of businesses that have extensive experience with providing quality leads among prime borrowers. Management anticipates that each qualified loan lead will cost the business $50 to $150 depending on the verified credit quality of the potential borrower, the amount they are seeking to borrow, and how quickly they need a mortgage. The Company will use an online based marketing campaign to develop its sales. Primarily, the Company will use search engine optimization techniques that increase the Company’s visibility when selected key words are used among major search engines. For instance, when a person does a Google search for mortgages in a selected market, the Company will appear on the first page of the search. This strategy is technically complicated, and the Company will use a search engine optimization firm to develop the Company’s visibility on a non-paid basis. A majority of web portal and search engine companies use very complicated algorithms to determine a website’s relevance in relation to a specific keyword. These website visibility strategies will be heavily implemented into the Company’s website. At the onset of operations, Blue Sky will continue to use several pay methods for increasing the Company’s online visibility. This strategy is expensive, but the results can be phenomenal if this marketing strategy is properly executed. These advertisements appear along the border and side of a website, and each time a person clicks on the website, a small fee ranging from fifty cents to one dollar is charged to the Company’s account. An SEO firm will also manage this aspect of the Company’s marketing operation. Management expects that these costs will reach approximately $15,000 per year towards the end of the first expansion year. We receive fees from both the closing of the mortgage as well as a premium from the sale of mortgages to investors in the secondary market. However, each transaction yields approximately 2.5% to 3% of the face value of the transaction.

12

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and is expected to continuously experience losses in the near term. The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company must build and market its development plans in order to execute the business plan of the Company on a broad scale.

One of the biggest challenges facing the Company will be in securing adequate capital. Likewise, operating the Company will need to secure sufficient capital to originate and purchase prime mortgages. Secondarily, following development of its products and properties, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Offering

Blue Sky Group Holdings, Inc (“Blue Sky Group Holdings, Inc,” “Company,” “we,” or “us.”) is offering for sale a maximum of 10,000,000 shares of its common stock at a fixed price of $2.00 per share. The minimum number of shares that must be sold by us for the offering to close is 1,000,000 common shares, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer Chirag Patel, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Chirag Patel will sell the shares and intends to offer them to friends, family members and business acquaintances.

The common stock offered by this prospectus is being offered by the company. The common stock may be sold or distributed from time to time by the company directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods: ordinary brokers’ transactions, transactions involving cross or block trades, through brokers, dealers, or underwriters who may act solely as agents, “at the market” into an existing market for the common stock, in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing.

Trading Market

None.

NASDAQ SYMBOL RESERVATION CONFIRMATION

Our request to reserve the ticker symbol “BSGH” for BLUE SKY GROUP HOLDINGS, INC has been approved and will be reserved for us for twenty four months. While we plan to find a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in OTC Markets (“OTCQB”) or the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if Blue Sky Group Holdings, Inc ’s common stock is quoted or granted a listing, a market for the common shares may not develop.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the Subscription Agreement (see Exhibit).

All subscription funds will be held in a noninterest-bearing account subject to the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable or process them through a book entry system.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Shares of common stock offered by us are a maximum of 10,000,000 shares. The minimum number of shares that must be sold by us for the offering to close is 1,000,000

Use of proceeds

Blue Sky Group Holdings, Inc (“Blue Sky Group Holdings, Inc,” “Company,” “we,” or “us.”) will use the proceeds from the offering to pay for professional fees and other general expenses, as well as fund the development of the Company’s operations. The total estimated costs of the offering may exceed the amount of offering proceeds.

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Termination of the offering

The offering will conclude when all 10,000,000 shares of common stock have been sold, or 180 days after this offering circular becomes effective with the Securities and Exchange Commission. We may at our discretion extend the offering for an additional 180 days.

Risk Factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

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ESTIMATED OFFERING COST

Blue Sky Group Holdings, Inc (“Blue Sky Group Holdings, Inc,” “Company,” “we,” or “us.”) will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering.

The total estimated costs of the offering do not exceed the maximum amount of offering proceeds ($20,000,000). The estimated costs of the offering, which principally relate to professional costs, are estimated to consist of:

SEC Registration fee	$
NASD filing fee
Accounting fees and expenses		4820.00
Legal fees and expenses (relating to the preparation of our Offering Circular from inception to effective date and related documents)		750.00
Transfer agent fees		3,740.00
Blue Sky fees and expenses		3,800.00
Other Expenses		4,136.00

Blue Sky Group Holdings, Inc will pay all costs related to this offering. If the amount of offering costs exceed the amount raised, this amount in excess of the offering proceeds will be paid when necessary or otherwise accrued on the books and records of Blue Sky Group Holdings, Inc. until we are able to pay the full amounts due either from revenues or loans from our president and chief executive officer, related or unrelated parties that we may approach. A significant portion of the estimated costs of the offering are legal fees and expenses

Our offering is being made on a best efforts basis: The minimum number of shares that must be sold in order for the offering to proceed is 1,000,000 common shares. The offering price per share is $2.00.

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THE OFFERING

The Company will have substantial costs relating to this offering. We will also incur ongoing continuous costs to meet the reporting requirements of a public company. These costs may very well exceed our current or anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential future vendors, consultants and manufacturers will have a higher regard in providing services for a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation with various business and legal professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for its growth. In addition, by being a public company we believe increases the visibility of our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

We are offering for sale a maximum of 10,000,000 shares of common stock at a fixed price of $2.00 per share. The minimum number of shares that must be sold by us for the offering to close is 1,000,000 shares, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president, and chief executive officer, Chirag Patel, will attempt to sell the shares.

As discussed above in connection with Blue Sky Group Holdings, Inc’s selling efforts in the offering, Chirag Patel will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Chirag Patel is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Chirag Patel will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Chirag Patel is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Chirag Patel will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Chirag Patel will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be made payable to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided on the Subscription Agreement.

We will receive all proceeds from the sale of up to 10,000,000 shares being offered. No proceeds will be received by any other entity other than the Company. The price per share is fixed at $2.00 for the duration of this offering.

All subscribed funds will be held in a noninterest-bearing account. Any subscribed funds may be immediately utilized by the Company prior to the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 10,000,000 shares are sold), unless extended by our board of directors for an additional 180 days. The minimum number of shares that must be sold in this offering is 1,000,000. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company will deliver stock certificates attributable to shares of common stock purchased directly by the purchasers within 30 days of the close of this offering or as soon thereafter as practicable.

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We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering may terminate on the earlier of:

i.	the date when the sale of all 10,000,000 shares is completed,

ii.	180 days from the effective date of this document or any extension thereto.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While we plan to find a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB and OTCQB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process may require .

If we become able to have our shares of common stock quoted on the OTCQB and/or OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of a issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB or OTCBB, it is however a necessity to efficiently process trades on the OTCQB and OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the common stock of the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. No market maker has agreed to file an application with FINRA. There can be no assurance as to whether such a market maker will agree to file an application or the market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCQB and/or OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of a issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCQB or OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity.

Mr. Chirag Patel, our president, and chief executive officer (20,000,000). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

-	1% of the total number of our common shares then outstanding; or

-	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

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Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

-	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

-	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

ever, no assurance can be given as to:

-	the likelihood of a market for our common shares developing,

-	the liquidity of any such market,

-	the ability of the shareholders to sell the shares, or

-	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our Offering Circular involve risks and uncertainties, including statements as to:

-	our future operating results;

-	our business prospects;

-	any contractual arrangements and relationships with third parties;

-	the dependence of our future success on the general economy;

-	any possible financings; and

-	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward- looking statements to reflect subsequent events or circumstances.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective Offering Circular under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:

•	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

•	The requirement to provide, in any Offering Circular, periodic report or other report to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”), certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial Offering Circular;

•	Compliance with new or revised accounting standards until those standards are applicable to private companies;

•	The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

•	Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Company Overview

Blue Sky Group Holdings may originate mortgage loans domestically in the U.S. only and at its sole discretion may sell to Fannie Mae, Freddie Mac and Ginnie Mae. Furthermore, Blue Sky Group Holdings Group Holdings originates mortgage loans it intends to sell into the secondary markets through whole loan sales or securitizations. Blue Sky Group Holdings, may also purchase loans out of a Ginnie Mae securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Blue Sky Group Holdings has elected to carry these loans at fair value; furthermore Blue Sky Group Holdings measures our newly originated prime (RML’s) Residential Mortgage Loans held for sale at fair value. Blue Sky Group Holdings also determines the fair value of loans held for investment, net, using internally developed valuation models. These valuation models estimate the exit price Blue Sky Group Holdings expects to receive in the loan’s principal market primarily.

Product Overview

The company also intends to generate revenues by the origination and sell of prime mortgages.

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Our Plan

Our plan is to continue as a going concern until we reach the point where we begin generating sufficient revenues from our product(s) or services to meet our obligations on a timely basis. We may not be able to finish the development of any products in the future because of a lack of available funds or financing to do so. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined below may be in excess of $20,000,000. To the extent the development is more costly and our current funds to undertake the business plan are insufficient, we will need to obtain additional funding. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

The following outlines the steps or stages that we expect to encounter and the necessary funding needed for each stage. Within each stage we have outlined the metrics or performance that we must accomplish as we move forward with our business plan. This should enable the Company to continue as a going concern as long as we are able to seek additional financing on acceptable terms.

Stage One (Months 1 – 3) ($20,000,000 est. costs)

Blue Sky Group Holdings, Inc Management has developed the following plan to originate, or purchase Performing and non performing mortgages and sell them to credit agencies or service them in house. The demographic profile that the Company will continue use for its marketing campaigns and credit guidelines. Much like other mortgage banking firms, the business continually maintain strict controls over its lending procedures to ensure that defaults are kept to an absolute minimum. Below is Management’s average customer profile:

•	Household income of $50,000+
•	FICO Score of 680 or higher
•	Is seeking a mortgage loan of $150,000 to $300,000
•	Has documented income (W-2) or an extended history of independently earned income.

Blue Sky Group Holdings, Inc will grow through three main avenues:

•              The successful marketing and growth of the Company’s financial infrastructure through the acquisition of larger warehouse lines of credit.

•             Continued implementation of streamlined methods for closing and selling loans while conforming to all state and federal level laws.

•             Continue to develop relationships with investors and institutional loan buyers so that the Company can quickly divest its loan and lending assets at a premium while retaining servicing rights for originated financings. This will be achieved once the business acquires its warehouse credit facilities.

•             Blue sky understands that the refinance boom will potentially be declining with HARP coming to an end within the next year and the market shifting a purchase market. While there is still a possibility of an extension and expansion of HARP, we already make preparations for focusing a significant portion of our resources on REO asset management which is positioning Blue Sky Mortgage strongly into the home purchase market. Furthermore, Blue sky mortgage has multiple home builders and realtor contacts that have assured multiple referrals to the company for their client’s needs.

Marketing Objectives

•             Continue to establish a strong presence in among the 20 states that the Company will target from the onset of operations.

•             Development of strategic marketing relationships with a number of mortgage brokers, attorneys, and accountants throughout the Company’s targeted Southwestern and Midwestern United States markets.

•             Continue to make substantial reinvestments into the Company’s online visibility.

Marketing Objectives

•            Continue to establish a strong presence in among the 20 states that the Company will target from the onset of operations.

•             Development of strategic marketing relationships with a number of mortgage brokers, attorneys, and accountants throughout the Company’s targeted Southwestern and Midwestern United States markets.

•            Continue to make substantial reinvestments into the Company’s online visibility (via www.blueskymortgageloans.com).

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As mentioned above the time-line estimate(s) (stages) are predicated upon the Company obtaining the necessary financing either through our offering or additional equity or debt financing. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives. In that case the Company will be forced to proceed on a piecemeal basis using primarily the services of board of directors and our president and chief executive officer and limited use of outside contractors when and if limited funds are obtained. Our president and chief executive officer devotes in excess of twenty (20) hours a week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

Our business plan requires further completion of these tasks which will require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our president and chief executive officer, as well as other various industry professionals that she knows, the Company should make further progress in its development of the intended products and services for its planned divisions, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no additional sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our president and chief executive officer, will continue providing her professional services without current compensation. We do not currently have a formal agreement in place with our president and chief executive officer covering this period; however, our president and chief executive officer’s current plan is to do substantially all administrative and planning work as well as basic programming and marketing work on her own without cash compensation while she seeks other sources of funding for the Company.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

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Liquidity

We will pay all costs relating to this offering. This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Blue Sky Group Holdings, Inc until we are able to pay the full amount due either from revenues or loans from a related or unrelated third party.

Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, we will seek financial assistance from our shareholders or a third party who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Blue Sky Group Holdings, Inc has the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan funds for this purpose.

Since acquiring the Blue Sky Group Holdings, Inc. business plan, most of our resources and work have been devoted to planning our business, web site development, Infrastructure, Blue Sky Group Holdings, Inc systems and controls, and completing our Offering Circular. When those procedures are done, which we believe will occur over the next few months, we will primarily work on our intended service offerings as well further internal development of Blue Sky Group Holdings, Inc.

We believe that the work needed to originate and acquire Prime Loans will be between $20,000,000. If we are able to secure funding for these procedures, of which there are no assurances, we can commence the launch of Blue Sky Group Holdings, Inc to the public.

If we are only able to use internal resources only (primarily consisting of the services of our board of directors, president and chief executive officer), the process will take much longer and our initial launch may be limited to a much smaller target market.

If we are unable to raise any funds, the development costs would have to be provided by our board of directors or president and chief executive officer to the extent that he is capable and willing to provide such funds.

Private capital, if sought, we believe will be sought from former business associates of our president and chief executive officer or through private investors referred to us by those same business associates

We have limited our cash use and our cash can sustain our current operations for approximately 12 months.

If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan and its stages as outlined above.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 relating to having our independent registered public accounting firm attest to, and report on, management’s assessment of its internal controls until we exceed $75 million in market capitalization (if ever).

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These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts.

We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Blue Sky Group Holdings, Inc, because the shares may be issued to parties or entities committed to supporting existing management.

Blue Sky Group Holdings, Inc may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its Offering Circular. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company had an accumulated deficit as of October 24, 2016 . In addition the Company has total shareholders’ deficit. These factors, among others, raise substantial doubt as to its ability to continue as a going concern.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations. During the Three months ended October 24, 2016, the Company has been involved primarily with development of operations and applying to trade in the public market. The Company has continued to organize and structure to meet the needs of shareholders and attract suitable financing.

To fund operations for the next twelve months, the Company projects a need for $20,000,000 that will have to be raised through debt or equity.

If the Company is unable to obtain adequate capital, it could be forced to cease operations. Accordingly, the accompanying financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should be Company be unable to continue as a going concern

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. See notes to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

The Company

We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on beginning its development efforts.].

We expect to utilize common multi-targeted marketing approaches used in the mortgage origination field, including:

•	Participation at trade shows and conferences to increase awareness
•	Television campaigns (National)
•	Direct mail campaigns to our online subscribers
•	Testimonials from Hover Air Boarders
•	Trade publications
•	Transit Shelters
•	Bus
•	Malls
•	Airports
•	Spectacolor

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Intellectual Property

Trademark applications

None

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

Chirag Patel – Mr. Patel began his professional career as a loan consultant with LMI Funding in Plano, Texas. He held this position from February of 2006 to March of 2008. In this position, he produced more than $14 million of loan volume. He also developed an internal loan review program and restructured the business’ processing resulting in a more streamlined pipeline. From March of 2008 to December of 2010, Chirag was a Senior Mortgage Consultant and Business Development Specialist with Town Square Financial in Frisco, Texas. In this position, he co-launched and managed a completely new business platform from its inception. This program resulted in $11 million of loan volume per month. Within eight months this program began to produce $60 million of loan volume. Here, he also boarded seven new branches and strengthened secondary pricing. Currently, Mr. Patel is a Finance Mortgage Professional within Blue Sky Group Holdings Mortgage. He was the top producer in 2012 for number of locks, conversions, and funding. He was responsible for $25 million of loan closings within 2012. He managed and maintained an existing pipeline of $55 million among more than 200 loans. For 2013, Chirag has averaged $10 million per month and 40 loans closed per month. Mr. Patel holds a bachelor’s degree in business administration (with a concentration on finance) from the University of Texas at Arlington. He graduated in 2003.

Cyrus Sajna

Mr. Cyrus Sajna serves as a CFO of the Company. Mr. Cyrus Sajna is also the managing partner and Chief Operating Officer of Hoverink Opportunities Fund, LP a Delaware Private Equity Fund and is a Managing Member of Hoverink Capital Management, LLC. which is registered as an exempt reporting adviser with the State of Texas under the exemption available to managers of private funds pursuant to Section §139.23 of 7 Texas Administrative Code. He has 7 years of experience in investor relations, marketing, communications and general management. He has in the past helped garner agreements with NASDAQ OMX GROUP and NASDAQ Private Market to facilitate completing an IPO; and consulted entities seeking to become fully reporting companies and Trade on various platforms including; OTCQX U.S., OTCQX International, OTCQX U.S. Premier, OTCQB, OTC PINK and provided consulting services involving the 15C2-11 application process and provisions to ensure the market maker has adequate disclosures for completing the application with FINRA. Mr. Sajna attended Chicago State University as a Pre-Med Major with an interest in Pediatric Cardiology and Mr. Sajna attended S&P 500 Open Outcry trading training sessions at the Chicago Mercantile Exchange where he learned to pit trade the S&P 500. Mr. Sajna is knowledgeable in the securities laws and regulations effecting reporting company.

Possible Potential Conflicts

The OTCQB and OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

Currently we have only two officers and three directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

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Code of Business Conduct and Ethics

In October 2016, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our founders, president, chief executive officer, and principal financial officers and any persons performing similar functions.

A code of ethics is a written standard designed to deter wrongdoing and to promote:

Name	Age	Position	Year Commenced

Cyrus Sajna	34	CFO	2016
Chirag Patel	36	CEO, Principal Executive Officer, Treasurer, Chairman,	2016

- honest and ethical conduct,

- full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

- compliance with applicable laws, rules and regulations, the prompt reporting violation of the code, and

- accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on Feb 15, 2016. All officers are appointed annually by the board of directors subject to existing employment agreements (of which there are currently none) and will serve at the discretion of the board.

Currently, directors receive compensation for their role as directors and may receive compensation for their role as officers.

As long as we have no additional directors besides our current board all votes on issues are resolved in favor of the board’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Blue Sky Group Holdings, Inc :

- the prompt reporting violation of the code, and

- accountability for adherence to the code.

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

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i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Blue Sky Group Holdings, Inc board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee system. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be paid by Blue Sky Group Holdings, Inc and shall be reimbursed for any expenses incurred in attending directors’ meetings provided that Blue Sky Group Holdings, Inc has the resources to pay these fees. Blue Sky Group Holdings, Inc will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

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Summary Executive Compensation Table

The following table shows, for the period from inception to October 31, 2016 compensation awarded to or paid to, or earned by, our Board of directors and our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
Name						Incentive	Deferred
and				Stock	Option	Plan	Compensation	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Chirag Patel Chairman of the Board,
President	2016	-	-	20,000,000	-	-	-

Cyrus Sajna
CFO	2016	-	-	250,000	-	-	-

As of October 20, 2016, we had 20,250,000 shares of common stock outstanding which are held by 2 shareholders; Item 403 of Regulation S-K under Rule 13d-3; we disclose that Chirag Patel currently is the beneficial owner 98.765% of the shares outstanding. There is no formal employment arrangement with Chirag Patel, Cyrus Sajna at this time. Chirag Patel’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected to receive directors compensation which permits us to meet our financial obligations. Chirag Patel’s and all executive’s compensation amount’s may be formalized if and when the Company completes this offering and obtains any future financing beyond the offering.

Grants of Plan-Based Awards Table

None of our named executive officers received any plan based grants of stock, option awards or other plan-based awards during the period of October 31, 2016 except as stated above. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended October 31, 2016 . The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of October 31, 2016 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

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PRINCIPAL SHAREHOLDERS

As of October 20, 2016, we had 20,250,000 shares of common stock outstanding which are held by 2 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of Oct 31, 2016; of all directors and executive officers of Blue Sky Group Holdings, Inc; and of our directors and officers as a group.

Chirag Patel	20,000,000	98.765%
Cyrus Sajna	250,000	1.235%
All Officers and Directors as a group (2 persons)	20,250,000	100%

(2)	Item 403 of Regulation S-K under Rule 13d-3; we disclose that Chirag Patel currently is the beneficial owner 98.765% of the shares outstanding currently.

(3)	* Means less than (1) percent

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoters of Blue Sky Group Holdings, Inc would be Chirag Patel president, and chief executive officer, and principal financial officer. Our office and mailing address is 8017 Glenview Drive Suite A North Richland Hills, TX 76180. The space is provided to us by Chirag Patel who incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

The Company issued 20,000,000 shares to Chirag Patel our president, and chief executive officer, and 250,000 to our Cyrus Sajna, Chief Financial Officer.

DESCRIPTION OF CAPITAL STOCK

Introduction

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.01, of which [20,250,000] Shares are outstanding as of the date of the Offering Circular, of which this prospectus is a part.

Preferred Stock

None. We presently do not have plans to authorize or issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 20,250,000 shares of our common stock issued and outstanding at October 24, 2016 that is held by 2 shareholders. The holders of our common stock:

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-	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

-	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

-	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law requires stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Certain provisions of Delaware law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

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Transfer Agent

The Transfer Agent for our common stock is:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Mobile: (516) 317-3912

Facsimile: (646) 536-3179

www.VStockTransfer.com

PLAN OF DISTRIBUTION

Blue Sky Group Holdings, Inc (“Blue Sky Group Holdings, Inc,” “Company,” “we,” or “us.”) is offering for sale a minimum of 1,000,000 shares of common stock and a maximum of 10,000,000 shares of its common stock at a fixed price of $2.00 per share on a “Best Efforts.” If $2,000,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in our non-interest bearing account on or before Jan 31, 2017 (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period. If this minimum offering amount has been deposited by March 31, 2017, the offering may continue until the earlier of May 31, 2017 (which date may be extended at our option) or the date when all shares have been sold. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the OTCBB marketplace and expect to trade under the symbol “BSGH” upon the completion of this offering”).

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, blueskymortgageloans.com , to provide notification of the offering.

Moreover, any Persons who desire information will be directed to https://www.startengine.com/startup/blue-sky-group-holdings-inc?dig=584239583f4edf027900001e, This website is owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. We will pay StartEngine Crowdfunding, Inc. a base fee per investor in cash and warrants to purchase shares of our common stock at $_ per share equal to the cash compensation. No warrants have been issued as of the date of this filing.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

The startengine.com website will be the exclusive means by which prospective investors may subscribe in this offering. All prospective investors who submitted non-binding indications of interest (“Interest Holders”) will be given the first opportunity to purchase shares, which will be the seven-business-day period commencing upon the qualification of this offering by the Securities and Exchange Commission (SEC) (the “Initial Offering Period”). All Interest Holders have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the offering and “what to expect” on the startengine.com website. Upon qualification by the SEC, the email strategy will be supported with a press release to general and financial media, plus social media post on our Blue Sky sites. During the Initial Offering Period, Interest Holders will be able to log into the startengine.com website using their credentials (username and password) established during the reservation process, and a button will appear that simply states “Invest” in Blue Sky Group Holdings, Inc. Accordingly, persons who are not Interest Holders will not be able to log into the website. They will be permitted to leave their email addresses on a “waiting list” and will be notified if an opportunity to invest arises.

Once the “Invest” button is clicked, Interest Holders will again be given a comprehensive overview of the process and procedures, which will require an e-signature. Interest Holders will then begin a user friendly process of establishing their personal and financial identity, selecting the number of shares to be purchased and how payment will be made, and executing subscription agreements. Once complete all purchasers will be emailed a confirmation.

If by the end of the seven-business-day period, we receive subscriptions for more shares than the 10,000,000 being offered, we will reduce proportionately all subscriptions received in excess of the $400 minimum purchase. If all 10,000,000 shares have not been sold during the initial seven-business-day period, the shares will be offered to the general public. Those on the waiting list will be notified and we will also engage in a comprehensive communications strategy to inform potential investors of the offering opportunity.

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If we receive subscriptions for more than 10,000,000 shares, we will consider the following factors (in no particular order or priority) in determining whether and the extent to which we will utilize the Over- Subscription Option: the amount of over-subscription, our immediate cash needs, and the availability of other sources of financing. If the minimum contingency for this offering is not satisfied or the offering is otherwise terminated, investor funds will be promptly refunded in accordance with Securities Exchange Act Rule 10b-9.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The investment limitation does not apply to accredited investors, as that term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

•               a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•               a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•               an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•               a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•                a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•              certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

We will immediately transmit the subscription information data to VStock Transfer, LLC, our transfer agent. There is no public market for our common stock. Our common stock is currently held by 2 shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. No market maker has agreed to file an application with FINRA. There can be no assurance as to whether a market maker will file an application with FINRA or such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

The common stock offered by this prospectus is being offered by the company. The common stock may be sold or distributed from time to time by the company directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods: ordinary brokers’ transactions, transactions involving cross or block trades, through brokers, dealers, or underwriters who may act solely as agents, “at the market” into an existing market for the common stock, in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing.

This offering will be conducted on a best-efforts basis utilizing the efforts of Chirag Patel, president, and chief executive officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Chirag Patel . The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Mr. Chirag Patel will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into an non-interest bearing account.

There can be no assurance that all, or any, of the shares will be sold.

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Chirag Patel will not receive commissions for any sales originated on our behalf. We believe that Chirag Patel is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Chirag Patel :

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
b.	Is not an associated person of a broker or dealer; and
c.	Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

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iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

The proceeds from the sale of the shares in this offering will be payable to the Company, and will be deposited in a noninterest- bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). All subscription funds may be held in the Escrow Account pending acceptance of the subscriptions by Blue Sky Group Holdings, Inc, and funds will be released to Blue Sky Group Holdings, Inc, as received, until the maximum offering has been subscribed.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as an Exhibit to the Offering Circular of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCQB as maintained by OTC Markets or OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

To the extent we do not become listed on the OTCQB or OTCBB, you will have a very limited, if any, ability to resell shares

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any tr0ading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker- dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker- dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

OTCQB/OTCBB Considerations

OTCQB and OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB and OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB and OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB and OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. No market maker has agreed to file an application with FINRA on our behalf. There can be no assurance that a market maker will file an application with FINRA or that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB and OTCBB have limited to no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB and OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ- listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

If we become able to have our shares of common stock quoted on the OTCQB and OTCBB, we will then try, through a broker- dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC- eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB and OTCBB, it is a necessity to process trades on the OTCQB and OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it willtake.

Because OTCQB and OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ- listed securities.

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State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

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Upon effectiveness of this Prospectus, the Company intends to continue to be deemed a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form 1-A, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The Bunker Law Group, PLLC has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the company

Benjamin L. Bunker, Esq. | The Bunker Law Group, PLLC | benbunker@bunkerlawgroup.com | T (702) 784-5990 |F 888.460.8609 | 3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada 89169

EXPERTS

The financial statements of the Company as of the inception date of and for the period ending October 31, 2016 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Malone Bailey, LLP a professional corporation given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission Form 1-A, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the Offering Circular. For further information about us and the shares of our common stock to be sold in this offering, please refer to our Offering Circular.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1- 800-SEC-0330 for further information on the public reference rooms.

Our SEC filings will also be available to the public at the SEC’s web site at “htt p:/www.sec.gov. ”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Blue Sky Group Holdings, Inc

8017 Glenview Drive Suite A

North Richland Hills, TX 76180

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PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this offering circular. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC Registration fee	$
NASD filing fee		100.00
Accounting fees and expenses		2400.00
Legal fees and expenses (relating to the Opinion of Counsel)		750.00
Transfer agent fees		3,740.00
Blue Sky fees and expenses		3,800.00
Miscellaneous expenses		120.00

Item 14. Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our amended and restated bylaws to be in effect upon the completion of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified..

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Item 15. Recent Sales of Unregistered Securities

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Offering Circular Form 1-A the Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential stockholders were contacted personally and possessed at the time of their investment bona fide substantive, pre- existing business relationships with the Company and/or its officers, directors and affiliates. No potential stockholders were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1)	On 10/14/2016, 20,000,000 shares of common stock were issued to Chirag Patel as a Grant for services related to our business plan.
(2)	On 10/17/2016, 250,000 shares of common stock were issued to Cyrus Sajna as a Grant for services related to our business plan.

EXHIBITS

Exhibits Included Hereto:

Articles of Incorporation (1)

By-Laws(1)

XBRL *

43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Blue Sky Group Holdings, Inc.

North Richland Hills, TX

We have audited the accompanying balance sheet of Blue Sky Group Holdings, Inc. (the “Company”) as of October 31, 2016 and the related statement of operations, stockholders' deficit and cash flows for the period from September 30, 2016 (date of inception) to October 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Sky Group Holdings, Inc. as of October 31, 2016 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since its inception and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

Date: November 10, 2016

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BLUE SKY GROUP HOLDINGS, INC.

Balance Sheet

		(Audited)
		October 31,
		2016

ASSETS

Current Assets
Cash and cash equivalents		$70

Total Current assets		70

Total assets		$70

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Loan payable-related party		$5,900

Total Liabilities		5,900

Shareholders' Deficit
Common	Stock $0.01 par value, 100,000,000 shares authorized, 20,250,000 issued and outstanding at October 31, 2016.	202,500

Additional paid in capital		(200,000)
Accumulated deficit		(8,330)
Total Stockholders' deficit		(5,830)

Total Liabilities and Partner Deficit		$70

The accompanying notes are an integral part of these condensed financial statements

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BLUE SKY GROUP HOLDINGS, INC.

Statements of Operation

(Audited)
From Inception
September 30, 2016 to
October 31,
2016

Revenue	$-

Operating Expenses
General and administrative	480
Legal and professional	7,850

Total Operating Expenses	8,330

Income from operations	(8,330)

Other income (expense)
Interest expense	-
Other income
Total other income (expense)	-

Net Income	$(8,330)

Loss per share-basic and diluted	$(0.00)
Weighted average shares outstanding-basic and diluted	11,080,645

The accompanying notes are an integral part of these condensed financial statements

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BLUE SKY GROUP HOLDINGS, INC.

STATEMENTS OF CHANGES IN STOCKHOLERS DEFICIT

(Audited)

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders
	Shares	Amount	in Capital	Deficit	Deficit

Balance at September 30, 2016 (the Inception Date)	-	-	-	-	-

Issuance of common stock for founder	20,000,000	200,000	(200,000)		-

Shares issued for service	250,000	2,500			2,500

Net loss				(8,330)	(8,330)

Balance at October 31, 2016	20,250,000	202,500	$(200,000)	$(8,330)	$(5,830)

The accompanying notes are an integral part of these condensed financial statements

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BLUE SKY GROUP HOLDINGS, INC.

Statements of Cash Flow

(Audited)
From Inception
September 30, 2016 to
October 31,
2016
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(8,330)
Adjustments to reconcile net income to net cash used by operating activities:
Stock issued for Service	2,500
Changes in operating assets and liabilities:

Net cash provided by (used in) operating activities	(5,830)

Investing Activites:

Net cash used in investing activites	-

Financing Activities:
Borrowing on related party advances	5,900

Net cash provided by (used in) financing activities	5,900

NET INCREASE (DECREASE) IN CASH	70

Cash at beginning of period	-
Cash at end of period	$70

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes

Supplemental non-cash investing and financing activites:
Disposal of property to related party	$-
Non—cash dividends	$-

The accompanying notes are an integral part of these condensed financial statements

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BLUE SKY GROUP HOLDINGS, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

OCTOBER 31, 2016

NOTE 1- NATURE OF OPERATIONS

Nature of Business

The Company was incorporated in Delaware on Sept 30 2016 and is a development stage company focusing on originating mortgage loans. At Blue Sky Group Holdings, we seek to provide loans to mid-grade and high-grade borrowers that are seeking to purchase primary residences.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company has an accumulated deficit of approximately $8,330 for the month ended October 31, 2016. These factors, among others, raise substantial doubt as to its ability to continue as a going concern.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations. During the one month ended October 31, 2016, the Company has been involved primarily with development of operations. The Company has continued to organize and structure to meet the needs of shareholders and attract suitable financing. To fund operations for the next twelve months, the Company projects a need for $20,000,000 that will have to be raised through debt or equity.

If the Company is unable to obtain adequate capital, it could be forced to cease operations. Accordingly, the accompanying financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should be Company be unable to continue as a going concern.

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NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements herein as of the one month ended October 31, 2016.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of operations. The accounting estimates that require our significant, difficult, and subjective judgments include:

•	the assessment of recoverability of long lived assets;

•	the valuation of derivative instruments; and

•	the valuation and recognition of share-based compensation.

Actual results may differ from those estimates and such differences may be material to the financial statements. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Fair Value of Financial Instruments

In accordance with Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement and Disclosure, the Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures.

Company bases fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When observable market prices and data are not readily available, significant management judgment often is necessary to estimate fair value.

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In those cases, different assumptions could result in significant changes in valuation and may not be realize in an actual sale. Additionally, there may be inherent weaknesses in any calculation technique and changes in the underlying assumptions used, including discount rates, and expected cash flows could significantly affect the results of current or future values.

For certain financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. All assets of the Company are considered Level 1 type assets. In the case of the notes payable, the interest rate on the notes approximates the market rate of interest for similar borrowings. Consequently the carrying value of the notes payable also approximates the fair value. It is not practicable to estimate the fair value of the related party notes payable and derivative liabilities due to a lack of market data, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Related party notes payable and derivative liabilities are considered Level 3 type liabilities.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

Company management believes that it had no material uncertain tax positions at October 31, 2016.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.

Development Stage Company

The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. The Company’s planned principal operations have not fully commenced. Organizational and offering costs are, and will be, expensed as and when they are incurred.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

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Risks and Uncertainties

The Company has a limited operating history and has not generated revenue to date. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions, including recession, downturn or otherwise, and could have a material adverse effect on the Company's financial condition and the results of its operations.

In addition, the Company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. Our company may be unable to compete successfully against these companies. The Company's industry is characterized by rapid changes in technology and market demands. As a result, the Company's products, services, and/or expertise may become obsolete and/or unmarketable. The Company's future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance our current products and services. Further, the Company's products and services must remain competitive with those of other companies with substantially greater resources.

Share-Based Payment

The Company follows ASC Topic 718-10, Share Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains services in share based payment transactions. ASC Topic 718-10 requires entities to measure the cost of services received in exchange equity instruments, including stock options and warrants, based on the grant date fair value of the award and to recognize it as compensation expense over the period services are to be provided, usually the vesting period.

The fair value of options is calculated using the Black-Scholes option-pricing model. This model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions. As such, the values derived from using that model can differ significantly from other methods of valuing the Company’s share based payment arrangements. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.  These factors could change in the future, affecting the determination of share based payment expense in future periods.

The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) the expected life of the warrant is estimated by considering the contractual term of the warrant, the vesting period and the expected exercise price. (2) The expected stock price volatility of the underlying shares over the expected term is based upon historical share price data. (3) The risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms. (4) Expected dividends are based on historical dividend data and expected future dividend activity.

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Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this Update remove the financial statement distinction between development stage entities and other reporting entities from U.S. generally accepted accounting principles (“GAAP”). In addition, the amendments eliminate the requirements for development stage entities to: (1) present inception-to-date information in the statements of income, cash flows and shareholder equity; (2) label the financial statements as those of a development stage entity; (3) disclose a description of the development stage activities in which the entity is engaged; and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. The Company has not determined the impact of the future adoption of the provisions of ASU No. 2014-10 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 310-40): Disclosure of Uncertainties about an Entity’s Ability to continue as a Going Concern. The amendments in this Update provide guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has not determined the impact of the future adoption of the provisions of ASU No. 2014-15 on its condensed financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments is ASU 2014-15 are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide elated footnote disclosures. The amendments in this standard are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. We are evaluating the effect, if any; adoption of ASU No. 2014-15 will have on our condensed financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the month ended October 31, 2016, the Company issued approximately 20,000,000 shares to their founder at no consideration. In addition, this founder loaned the company $5,900 on a demand basis and the note is non-interest bearing.

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NOTE 4 – INCOME TAXES

As of Oct 31 2016 the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved.

The provision for Federal income tax consists of the following for the years ended for the period st forth above :

Income tax benefit attributable:

October 31,
2016

Net operating loss, carryforward	$5,830.00
Valuation allowance	(5,830.00)
Provision for federal income tax	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of October 31, 2016:

October 31,
2016
Deferred tax asset attributable to:
Net operating loss carryforward	1,982.00
Less: valuation allowance	(1,982.00)
Net deferred tax asset	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $5,830 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur use of net operating loss carry forwards may be limited in future years.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has 100,000,000 shares of common stock authorized at par value of $0.01. The holders of the issued and outstanding shares common stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared.

During the month ended October 31, 2016 the Company issued 250,000 shares of common stock in exchange for services totaling $2,500 valued at $0.01 par value .

NOTE 6 — SUBSEQUENT EVENTS

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